Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information:

Ross Ely, MPC Corporation

Phone (208) 893-1560

Email investorrelations@mpccorp.com

MPC CORPORATION RECEIVES AMEX NOTICE LETTER EXTENDING ITS PERIOD TO REGAIN COMPLIANCE WITH CONTINUED LISTING STANDARDS

Nampa, ID, July 17, 2007— MPC Corporation (AMEX:MPZ) announced today that it has received a letter from the American Stock Exchange (Amex) extending the period for MPC to regain compliance with the Amex’s listing standards to October 18, 2007. While MPC remains out of compliance with the continued listing standards, the letter also stated that MPC has made a reasonable demonstration of its ability to regain compliance with the listing standards by this date.

Previously, the Amex had notified MPC that it was out of compliance with Rule 1003(a)(iv) of the Amex Company Guide relating to financial conditions and operating results, and therefore did not meet the Exchange's continued listing standards. On June 4, 2007, MPC provided the Amex with information regarding its progress and financial projections. Based on a review of this information as well as conversations between Exchange Staff and representatives of the Company, the Amex has agreed to extend the period by which MPC must regain compliance with its listing standards until October 18, 2007.

MPC will be subject to periodic review by the Amex staff during the extension period. MPC must continue to provide the Amex staff with monthly updates of financial status and significant corporate developments. Failure to make progress consistent with the plan could result in commencement of immediate delisting proceedings by the Amex.

More information concerning the Amex notice will be available on the Form 8-K to be filed by MPC on July 17, 2007.

About MPC Corporation:

MPC Corporation (AMEX: MPZ), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Cautionary Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of MPC Corporation to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. MPC Corporation continues to face significant liquidity challenges and there is no assurance that it will make sufficient progress in addressing these challenges, or that MPC Corporation will be able to continue its listing on the Amex. In this regard, the Amex staff noted that if MPC reports net and/or operating losses for the year ending December 31, 2007, then pursuant to Section 1003(a)(i) of the Amex Company Guide, it will need to maintain shareholders’ equity in excess of $2 million in order to remain in compliance. MPC Corporation’s ability to regain compliance with the continued listing standards is substantially dependent on its ability to achieve improved operating results, of which there is no assurance. Other factors, which could materially affect such forward-looking statements, can be found in MPC Corporation’s' filings with the Securities and Exchange Commission at www.sec.gov, including risk factors relating to significant liquidity challenges, possible bankruptcy and other matters. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and MPC Corporation undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.